Exhibit 99.1
Directed Electronics Reports Record Fourth Quarter and Full Year 2005 Results;
Provides 2006 Guidance
•	Net Sales Increase 69% to $135.5 Million in the Fourth Quarter and 60% to $304.6 Million for 2005

•	2005 Security and Entertainment Sales Increase 19%; Satellite Radio Sales Increase 311%

•	Including IPO Costs and Expenses, GAAP Net Loss of $10.3 Million in the Fourth Quarter, and $5.1 Million for 2005

•	Pro Forma Net Income Increases 53% to $11.1 Million, or $0.55 per Diluted Share, in the Fourth Quarter and 29% to $17.0 Million, or $0.89 per Diluted Share, for the Full Year of 2005

•	Company announces First Quarter and Full Year 2006 Earnings Guidance
VISTA, CA – (PR Newswire) – March 30, 2006 – Directed Electronics, Inc. (Nasdaq: DEIX) today announced record sales and pro forma net income results for its fourth quarter and full year ended December 31, 2005. The Company also provided guidance for the first quarter and full year of 2006.
“Directed achieved record results in 2005, continuing our history of growing sales every year for the last 15 years,” commented James E. Minarik, Directed’s President and Chief Executive Officer. “Our growth was primarily driven by the continued momentum of our security and entertainment business and the strong growth of our SIRIUS satellite radio product sales. Specifically, our ongoing market leadership in security and convenience, led by our Viper, Python, and Clifford brands, as well as the expansion of our Definitive Technology home theater products, resulted in a 19% increase in our security and entertainment gross sales for the year.”
“Fueled by strong consumer demand, our 2005 full year satellite radio gross sales experienced dramatic growth totaling $121 million, an increase of 311% compared with 2004,” continued Mr. Minarik. “The year 2005 was truly an inflection point in the satellite radio industry. The combination of innovative product, compelling content, operational execution and our strategic relationship with SIRIUS Satellite Radio led to SIRIUS receivers achieving 61% retail market share in the fourth quarter of 2005 according to The NPD Group. As the primary supplier of SIRIUS branded receivers in the retail aftermarket, we expect to benefit from increasing consumer demand in 2006 and beyond.”
Fourth Quarter Results
Net sales in the fourth quarter of 2005 were $135.5 million, an increase of 69.2% over the prior year fourth quarter net sales of $80.1 million. Gross sales of security and entertainment products in the fourth quarter of 2005 were $62.4 million, an increase of 7.2% over the prior year fourth quarter. Gross sales of satellite radio products were $75.9 million, an increase of 208.6% over the prior year fourth quarter.
Pro forma net income available to common shareholders for the fourth quarter of 2005 increased 53.2% to $11.0 million, or $0.55 per diluted share, from $7.2 million, or $0.38 per diluted share, in the prior year period. GAAP net loss available to common shareholders for the fourth quarter of 2005 was $10.2 million, or $0.51 per diluted share, compared with net income available to common shareholders of $7.1 million, or $0.38 per diluted share, in the prior year period. GAAP net loss available to common shareholders for the fourth quarter of 2005 includes the following items associated with the Company’s initial public offering: a $23.7 million non-recurring, pre-tax charge for stock-based compensation, costs associated with the grant of restricted stock units, and the termination of certain incentive compensation programs and other initial public offering costs; a $2.2 million pre-tax payment to the Company’s chief executive officer pursuant to an equity participation rights agreement; $3.7 million of pre-tax management fees to a related party; and a $3.2 million pre-tax charge for debt retirement costs associated with the early repayment of the Company’s $74 million of subordinated notes. The fourth quarter 2004 results included $0.2 million of pre-tax management fees to a related party.
Full Year 2005 Results
Net sales for the year ended December 31, 2005 were $304.6 million, an increase of 60.4% over the prior year’s net sales of $189.9 million. Included in 2004 net sales is a $6.5 million one-time royalty payment received. Excluding this item, net sales for 2005 increased 66.1% over the pro forma net sales of $183.4 million in 2004. Gross sales of security and entertainment products in 2005 were $190.5 million, an increase of 19.2% over the prior year, partially due to the acquisition of Definitive Technology in September 2004. Gross sales of satellite radio products were $120.9 million, an increase of 310.8% over the prior year. The Company began selling satellite radio products in August 2004.
Pro forma net income available to common shareholders for the year ended December 31, 2005 increased to $16.8 million, or $0.89 per diluted share, a 28.6% increase over the $13.1 million, or $0.74 per diluted share, in the prior year. GAAP net loss available to common shareholders for the year ended December 31, 2005 was $5.1 million, or $0.27 per diluted share, compared with net income available to common shareholders of $13.8 million, or $0.78 per diluted share, in the prior year. GAAP net loss available to common shareholders for 2005 includes the following items associated with the Company’s initial public offering: a $24.5 million non-recurring, pre-tax charge for stock-based compensation, costs associated with the grant of restricted stock units, and the termination of certain incentive compensation programs and other initial public offering costs; a $2.2 million pre-tax payment to the Company’s chief executive officer pursuant to an equity participation rights agreement; $4.2 million of pre-tax management fees to a related party; and a $3.2 million pre-tax charge for debt retirement costs associated with the early repayment of the Company’s $74 million of subordinated notes. Included in the 2004 results are a one-time pre-tax royalty payment received of $6.5 million; $0.7 million of pre-tax bonuses paid on the one-time royalty payment; $0.6 million of pre-tax management fees to a related party; $2.7 million of debt retirement costs associated with the early repayment of debt; and a $1.3 million pre-tax payment to the Company’s chief executive officer pursuant to an equity participation rights agreement.
Gross Profit and Operating Margins
For the fourth quarter of 2005, GAAP gross profit increased 30.6% to $39.7 million compared with $30.4 million in the prior year period. GAAP gross margin for the fourth quarter of 2005 declined to 29.3% from 37.9% for the prior year period, due to the product mix shifting towards lower margin satellite radio products.
For the full year 2005, GAAP gross profit increased 23.4% to $100.4 million compared with $81.3 million in 2004. For the full year 2005, pro forma gross margin declined to 33.2% from 40.8% in the prior year, due to the product mix shifting towards lower margin satellite radio products. GAAP gross margin for 2005 declined to 33.0% from 42.8% in the prior year due to the product mix shifting towards lower margin satellite radio products and the one-time $6.5 million royalty payment received in 2004.
“While both our security and entertainment, and satellite radio products experienced strong sales growth in 2005, the 311% growth rate of our lower margin satellite radio products significantly outpaced the 19% growth rate of our higher margin security and entertainment products,” stated Mr. Minarik. “The resulting product mix shift significantly increased our gross profit dollars, while reducing our blended gross margin percentage. The 2005 decline in gross margin percentage was further impacted by the fact that we only began selling satellite radio products in August 2004. In 2006, we plan to continue to focus on increasing total product sales and gross profit dollars while maintaining our consistently high security and entertainment margins.”
For the fourth quarter of 2005, pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) increased to $26.2 million, or 19.3% of net sales, from $18.8 million, or 23.4% of net sales, over the prior year fourth quarter. For the full year of 2005, pro forma EBITDA increased to $55.8 million, or 18.3% of net sales, from $40.7 million, or 22.2% of pro forma net sales, in the prior year. GAAP EBITDA for the fourth quarter of 2005 was negative $3.4 million, and for the full year of 2005, GAAP EBITDA was $24.8 million.
“Not only did our 2005 net sales increase over 60%, but our disciplined approach to expense management also resulted in improving workforce productivity as illustrated by our 2005 full year net sales exceeding more than $1.2 million per employee,” stated Mr. Minarik.

Successful Initial Public Offering and Repayment of Debt
In the fourth quarter of 2005, the Company completed its initial public offering of 9.4 million shares of common stock, of which 3.4 million shares were sold by existing shareholders. With the net proceeds to the Company of $85.8 million from the offering, the Company repaid all $74.0 million of outstanding subordinated notes and paid costs associated with the termination of certain management and incentive compensation arrangements, and other initial public offering costs.
“The net proceeds of our initial public offering provided greater financial flexibility, improved our debt rating at Standard & Poor’s and Moody’s, and allowed us to reduce the ratio of our total debt-to-pro forma EBITDA from 4.9x as of September 30, 2005 to 3.1x as of December 31, 2005,” stated John D. Morberg, Directed’s Vice President — Finance and Chief Financial Officer. “Additionally, in the first quarter of 2006, we repaid the $5.2 million year-end balance on our revolver, which we expect will result in our total debt-to-pro forma EBITDA declining below 3.0x by the end of the first quarter of 2006.”
Outlook for 2006
The Company believes that 2006 growth rates are most comparable to the 2005 results, adjusted as if the initial public offering had been completed on January 1, 2005. This adjustment assumes that all 25.8 million diluted shares were outstanding for the entire year and interest expense on subordinated debt, net of related tax effects, is added back to the pro forma results. This results in IPO adjusted pro forma net earnings of $0.85 per diluted share.
The Company currently expects to report 2006 net earnings per diluted share in the range of $0.97 to $1.00, based on an estimated 25.8 million weighted average shares outstanding, which includes incremental general and administrative expenses associated with being a public company of approximately $2.5 million to $3.0 million, or $0.06 to $0.07 per diluted share. Excluding these costs, the Company expects earnings per diluted share to increase 20% to 25% in 2006 over the 2005 IPO adjusted pro forma net earnings per diluted share.
For the full year of 2006, the Company currently expects net sales to increase 15% to 20% over 2005. The Company currently believes that it will achieve gross sales growth in security and entertainment products in the mid-single-digit range and gross sales growth in satellite radio products in excess of 30%.
The Company expects 2006 interest expense to be approximately $12.5 million to $13.0 million, which reflects the elimination of approximately $8.9 million of interest expense in 2005 attributable to the subordinated debt the Company repaid in December 2005. The Company’s effective tax rate is expected to be approximately 39.0% for 2006.

Due to the timing of the fourth quarter 2005 earnings release being at the end of the first quarter of 2006, the Company is providing first quarter 2006 sales and earnings guidance. Going forward, the Company plans to comment on progress towards the annual sales and earnings guidance provided today.
For the first quarter of 2006, the Company currently expects net sales of $69 million to $71 million, an increase of approximately 34% to 37% over the first quarter of 2005. Additionally, for the first quarter of 2006, the Company currently expects to report net income per diluted share in the range of $0.12 to $0.13.
Conference Call and Webcast
Directed Electronics will host a conference call and webcast to discuss its financial results today, March 30th at 5:00 p.m. EST. This call will be webcast live on the Investor Relations section of the Company’s website at www.directed.com and will be archived and available for replay approximately three hours after the live event. The audio replay will be available until midnight, April 13, 2006. The Company’s financial results are also available online at www.directed.com.
About Directed Electronics, Inc.
Directed Electronics is the largest designer and marketer of consumer branded vehicle security and convenience systems in the United States based on sales and a major supplier of home audio, mobile audio and video, and satellite radio products. As the sales leader in the vehicle security and convenience category, Directed offers a broad range of products, including security, remote start, hybrid systems, GPS tracking, and accessories, which are sold under its Viper, Clifford, Python, and other brand names. Directed’s mobile audio products include speakers, subwoofers, and amplifiers sold under its Orion, Precision Power, Directed Audio, a/d/s/, and Xtreme brand names. Directed also markets a variety of mobile video systems under the Directed Video, Directed Mobile Media and Automate brand names. In the home audio market, Directed designs and markets award-winning Definitive Technology and a/d/s/ premium loudspeakers. In August 2004, Directed began marketing and selling certain SIRIUS-branded satellite radio products, with exclusive distribution rights for such products to Directed’s existing U.S. retailer customer base.
Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to expected net sales, expected earnings per share, the effect of investments in the business as well as other efforts to improve business metrics and attributes, the effect of growth strategies, and the ability to achieve operational efficiencies. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Directed to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, adverse developments affecting SIRIUS Satellite Radio, challenge of the Company’s pricing and promotional practices, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, disruption in imports, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, remediation of any internal control deficiencies and identified material weaknesses in internal control over financial reporting, risks with international operations, integration of acquired businesses, claims related to intellectual property, ability to service debt obligations, disruption in distribution centers, decline in consumer spending, outcome of existing litigation, dependence on senior management, and ability to realize on investments made in the business. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by Directed with the Securities and Exchange Commission, including the Form S-1. Directed disclaims any intent or obligation to update these forward-looking statements.
Contacts:
John D. Morberg
Vice President — Finance and
Chief Financial Officer
Phone: (760) 598-6200
Kevin Duffy
Sr. Vice President — Strategy,
Corporate Development and Investor Relations
Phone: (760) 598-6200
John Mills/Allyson Pooley
Integrated Corporate Relations
Phone: (310) 395-2215

DIRECTED ELECTRONICS, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Net product sales	$134,586	$79,548	$134,586	$79,548
Royalty and other revenue	935	530	935	530

Net Sales	135,521	80,078	135,521	80,078

Cost of sales	95,866	49,722	95,081	49,722

Gross profit	39,655	30,356	40,440	30,356

Operating expenses:
Selling, general and administrative	39,931	11,789	14,788	11,789
Management fee to related party	3,681	160	—	—
Amortization of intangibles	1,014	1,043	1,014	1,043

Total operating expenses	44,626	12,992	15,802	12,832

Income (loss) from operations	(4,971)	17,364	24,638	17,524

Other income (expense):
Interest expense, net	(9,210)	(5,248)	(5,970)	(5,248)

Income (loss) before provision for income taxes	(14,181)	12,116	18,668	12,276

Provision for (benefit from) income taxes	(3,918)	4,981	7,598	5,049

Net income (loss)	(10,263)	7,135	11,070	7,227

Net income (loss) attributable to participating securityholders	(107)	76	115	77

Net income (loss) available to common shareholders	$(10,156)	$7,059	$10,955	$7,150

Net income (loss) per common share:
Basic	$(0.51)	$0.38	$0.55	$0.38
Diluted	$(0.51)	$0.38	$0.55	$0.38

Weighted average number of shares:
Basic	19,829	18,582	19,829	18,582
Diluted	19,829	18,582	19,829	18,582
This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered “non-GAAP” financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific revenue, costs and expenses that the Company believes are not indicative of core operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP-based financial measure.

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP to Pro Forma Net Income Available to Common Shareholders
(in thousands, except per share amounts)

	Quarter	Quarter
	Ended	Ended
	12/31/2005	12/31/2004
GAAP net income (loss)	$(10,263)	$7,135
Adjustments:
Management fee to related party	3,681	160
Stock-based compensation and other intitial public offering costs (including $785 in COS)	23,692	—
Equity participation payment	2,236	—
Debt retirement costs	3,240	—
Tax effects of adjustments	(11,516)	(68)

Pro forma net income	11,070	7,227
Pro forma net income attributable to participating securityholders	115	77

Pro forma net income available to common shareholders	$10,955	$7,150

GAAP net income (loss) per common share, diluted	$(0.51)	$0.38
Pro forma net income per common share, diluted	$0.55	$0.38

Diluted weighted average number of shares (GAAP and Pro forma)	19,829	18,582
DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP Net Income to Pro Forma EBITDA (Note 1)
(in thousands, except per share amounts)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Net income (loss)	$(10,263)	$7,135	$11,070	$7,227
Adjustments:
Interest expense, net	9,210	5,248	5,970	5,248
Depreciation	522	203	522	203
Amortization	1,014	1,043	1,014	1,043
Taxes	(3,918)	4,981	7,598	5,049

EBITDA (Note 1)	$(3,435)	$18,610	$26,174	$18,770

DIRECTED ELECTRONICS, INC.
Itemization of Net Sales
(in thousands)

	Quarter	Quarter
	Ended	Ended
	12/31/2005	12/31/2004
Gross Security and Entertainment Sales	$62,364	$58,167
Gross Satellite Radio Sales	75,887	24,592
Rebates and Discounts	(3,665)	(3,211)

Net Product Sales	134,586	79,548
Royalties and Other Revenue	935	530

Net Sales	$135,521	$80,078

Note 1: EBITDA and Pro Forma EBITDA (earnings before interest, income taxes, depreciation, and amortization) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company’s ability to service or incur indebtedness. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

DIRECTED ELECTRONICS, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	GAAP		Pro Forma
	Year	Year	Year	Year
	Ended	Ended	Ended	Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Net product sales	$301,406	$180,671	$301,406	$180,671
Royalty and other revenue	3,152	9,198	3,152	2,698

Net Sales	304,558	189,869	304,558	183,369

Cost of sales	204,171	108,525	203,386	108,525

Gross profit	100,387	81,344	101,172	74,844

Operating expenses:
Selling, general and administrative	72,795	37,048	46,804	35,098
Management fee to related party	4,220	552	—	—
Amortization of intangibles	4,050	3,505	4,050	3,505

Total operating expenses	81,065	41,105	50,854	38,603

Income from operations	19,322	40,239	50,318	36,241

Other income (expense):
Interest expense, net	(24,857)	(16,523)	(21,617)	(13,808)

Income (loss) before provision for income taxes (benefits)	(5,535)	23,716	28,701	22,433

Provision for income taxes (benefits)	(398)	9,754	11,681	9,227

Net income (loss)	(5,137)	13,962	17,020	13,206

Net income (loss) attributable to participating securityholders	(62)	138	205	131

Net income (loss) available to common shareholders	$(5,075)	$13,824	$16,815	$13,075

Net income (loss) per common share:
Basic	$(0.27)	$0.88	$0.89	$0.84
Diluted	$(0.27)	$0.78	$0.89	$0.74

Weighted average number of shares:
Basic	18,897	15,637	18,897	15,637
Diluted	18,897	17,710	18,897	17,710
This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered “non-GAAP” financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific revenue, costs and expenses that we believe are not indicative of core operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP-based financial measure.

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP to Pro Forma Net Income Available to Common Shareholders
(in thousands, except per share amounts)

	Year	Year
	Ended	Ended
	12/31/2005	12/31/2004
GAAP net income (loss)	$(5,137)	$13,962
Adjustments:
Management fee to related party	4,220	552
Stock based compensation and other intitial public offering costs (Including $785 in COS)	24,540	—
Equity participation payment	2,236	1,280
Debt retirement costs	3,240	2,715
One-time royalty payment	—	(6,500)
One-time bonus on royalty payment	—	670
Tax effects of adjustments	(12,081)	527

Pro forma net income	17,019	13,206
Pro forma net income attributable to participating securityholders	205	131

Pro forma net income available to common shareholders	$16,814	$13,075

GAAP net income (loss) per common share, diluted	$(0.27)	$0.78
Pro forma net income per common share, diluted	$0.89	$0.74

Diluted weighted average number of shares (GAAP and Pro forma)	18,897	17,710
DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP to IPO Adjusted Pro Forma Net Income Available to Common Shareholders (Note 1)
(in thousands, except per share amounts)

Year
Ended
12/31/2005
GAAP net income (loss)	$(5,137)
Adjustments:
Management fee to related party	4,220
Stock-based compensation and other intitial public offering costs (Including $785 in COS)	24,540
Equity participation payment	2,236
Debt retirement costs	3,240
Interest expense on subordinated debt	8,924
Tax effects	(15,713)

IPO Adjusted pro forma net income	22,310
IPO Adjusted pro forma net income attributable to participating securityholders	269

IPO Adjusted pro forma net income available to common shareholders (Note 1)	$22,041

GAAP net income (loss) per common share, diluted	$(0.27)
IPO Adjusted pro forma net income per common share, diluted (Note 1)	$0.85

GAAP Diluted weighted average number of shares	18,897
Adjustments:
Additional shares outstanding assuming IPO was effective as of January 1, 2005	6,903

IPO adjusted diluted weighted average shares outstanding	25,800

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP Net Income to Pro Forma EBITDA (Note 2)
(in thousands)

	GAAP		Pro Forma
	Year	Year	Year	Year
	Ended	Ended	Ended	Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Net income (loss)	$(5,137)	$13,962	$17,019	$13,206
Adjustments:
Interest expense, net	24,857	16,523	21,617	13,808
Depreciation	1,409	943	1,409	943
Amortization	4,050	3,505	4,050	3,505
Taxes	(398)	9,754	11,681	9,227

EBITDA (Note 2)	$24,781	$44,687	$55,776	$40,689

DIRECTED ELECTRONICS, INC.
Itemization of Net Sales
(in thousands)

	GAAP		Pro Forma
	Year	Year	Year	Year
	Ended	Ended	Ended	Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Gross Security and Entertainment Sales	$190,510	$159,888	$190,510	$159,888
Gross Satellite Radio Sales	120,893	29,430	120,893	29,430
Rebates and Discounts	(9,997)	(8,647)	(9,997)	(8,647)

Net Product Sales	301,406	180,671	301,406	180,671
Royalties and Other Revenue	3,152	9,198	3,152	2,698

Net Sales	$304,558	$189,869	$304,558	$183,369

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP Net Sales to Pro Forma Net Sales
(in thousands)

	Year	Year
	Ended	Ended
	12/31/2005	12/31/2004
GAAP net sales	$304,558	$189,869
Adjustments:
One-time royalty payment	—	(6,500)

Pro forma net sales	$304,558	$183,369

Note 1: IPO Adjusted Pro Forma Net Income Available to Common Shareholders is computed by deducting from GAAP net income the pro forma adjustments plus the annual interest expense incurred on subordinated debt that the Company repaid using the proceeds from the initial public offering, and assuming that the diluted number of common shares were outstanding for the entire year. IPO Adjusted Pro Forma Net Income Available to Common Shareholders is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company’s performance as if the initial public offering had occurred at the beginning of the year. IPO Adjusted Pro Forma Net Income Available to Common Shareholders is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. IPO Adjusted Pro Forma Net Income Available to Common Shareholders is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.
Note 2: Pro forma EBITDA (earnings before interest, income taxes, depreciation, and amortization) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company’s ability to service or incur indebtedness. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

DIRECTED ELECTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2005	2004
ASSETS

Cash and cash equivalents	$12,167	$3,784
Accounts receivable, net	100,140	48,442
Inventories	43,324	30,768
Other current assets	16,597	7,011

Total current assets	172,228	90,005

Property and equipment, net	4,649	4,368
Goodwill and intangible assets, net	188,053	191,191
Other assets	5,690	8,783

	$370,620	$294,347

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Accounts payable	$54,520	$36,810
Accrued expenses	31,037	16,957
Current portion of notes payable	1,699	—

Total current liabilities	87,256	53,767

Revolving loan	5,200	—
Senior notes, less current portion	164,911	151,610
Subordinated notes	—	74,000
Other liabilities	13,730	14,512

Total liabilities	271,097	293,889

Shareholders’ equity (Deficit)	99,523	458

	$370,620	$294,347